INDEX TO EXHIBITS







Exhibit
Number                                      Exhibit Description
--------------------------------------------------------------------------------

99.1 Relevant portions of the Supplement Dated January 21, 1998 To Prospectus Dated June 23, 1997

                 WNC HOUSING TAX CREDIT FUND VI, L.P.,
                                    SERIES 5
                                [GRAPHIC OMITTED]
                        Supplement Dated January 21, 1998
                        To Prospectus Dated June 23, 1997

         This Supplement is part of, and should be read in conjunction with, the Prospectus of WNC Housing Tax Credit Fund VI, L.P., Series 5 ("Series 5") dated June 23, 1997 (the "Prospectus"). This Supplement supersedes all previous supplements. Capitalized terms used but not defined in this Supplement have the meanings given to them in the Prospectus.

TABLE OF CONTENTS
                                                                          Page

Status of  Series  5 Offering............................................... 1
Local Limited Partnership Investments....................................... 2
Federal Income Tax Considerations........................................... 8
Profits, Losses and Tax Credits............................................. 9
Management.................................................................  9
Management's Discussion and Analysis of Financial Condition
  and Results of Operations ............................................... 10
Prior Performance Summary.................................................. 11
Financial Statements......................................................  FS-1
Prior Performance Tables..................................................  A-1
First Amendment to Partnership Agreement................................... B-1

         As indicated in the chart which follows, the information presented herein either adds to or supersedes similar information included in the Prospectus, or constitutes information which has no corresponding information in the Prospectus.

Supplement Presentation                   Relationship to Prospectus
                                            Presentation

Status of Series 5 Offering               New Information
Local Limited Partnership Investments     New Information
Federal Income Tax Considerations         Adds to or supersedes "Federal Income
                                            Tax Considerations"
Profits, Losses and Tax Credits           Supersedes a portion of "Profits and
                                            Losses for Tax Purposes,
                                            Tax Credits and Cash Distributions"
Management                                Adds to "Management"
Management's Discussion and Analysis      Supersedes "Management's Discussion
   Of Financial Condition and Results of    and Analysis of Finanical Condition"
   Operations
Prior Performance Summary                 Adds to "Prior Performance Summary"
Financial Statements                      Adds to "Financial Statements"
Prior Performance Tables                  Adds to "Prior Performance Tables"
First Amendment to Partnership Agreement  Adds to "Partnership Agreement"

STATUS OF SERIES  5 OFFERING

         As of the date hereof, Series 5 has received subscriptions in the amount of $10,375,780 (10,406 Units), of which $356,500 currently is represented by Promissory Notes.

WNC6-12/SUPP1297
                                        1

LOCAL LIMITED PARTNERSHIP INVESTMENTS

         Included herein is a discussion of nine Local Limited Partnership Interests acquired or identified for acquisition by Series 5. The Apartment
Complexes owned by these Local Limited Partnerships are located in six states and are being developed and constructed by seven different development teams. Each of the Apartment Complexes has received a reservation of Low Income Housing Credits. While the Fund Manager believes that Series 5 is reasonably likely to retain or acquire an interest in each of these Local Limited Partnerships, Series 5 may not do so as a result of the failure by a Local Limited Partnership to satisfy one or more conditions precedent to the payment of each installment payment, the inability of Series 5 to raise additional capital necessary to complete the purchase of the Local Limited Partnership Interests identified herein, the purchase of Local Limited Partnership Interests other than those identified herein, or other factors. Moreover, the terms of any acquisition may differ from those as described. Accordingly, investors should not rely on the ability of Series 5 to retain or acquire an investment in all these Local Limited Partnerships on the indicated terms in deciding whether to invest in Series 5.

         Series 5 has acquired a Local Limited Partnership Interest in Chillicothe Plaza Apartments, L.P., a Missouri limited partnership ("CHILLICOTHE"); and Spring Valley Terrace Apartments, L.L.C., an Arizona limited liability company ("SPRING VALLEY"). Series 5 expects to acquire a Local Limited Partnership Interest in Apartment Housing of Theodore, Ltd., an Alabama limited partnership ("APT. HOUSING"); Bradley Villas, Limited Partnership, an Arkansas limited partnership ("BRADLEY"); El Reno Housing Associates Limited Partnership, an Oklahoma limited partnership ("EL RENO"); Hughes Villas, L.P., an Arkansas limited partnership ("HUGHES"); Mark Twain Senior Community, L.P., a California limited partnership ("MARK TWAIN"); Murfreesboro Villas, L.P., an Arkansas limited partnership ("MURFREESBORO"); and Tulsa-Crestview Housing Partners, Ltd., a Texas limited partnership qualified to do business in Oklahoma ("TULSA-CRESTVIEW").

         APT. HOUSING owns the Harbor Run Apartments in Theodore, Alabama; BRADLEY owns the Bradley Villas Apartments in Bradley, Arkansas; CHILLICOTHE owns the Chillicothe Plaza Apartments in Chillicothe, Missouri; EL RENO owns the Ashton Place Retirement Community Apartments in El Reno, Oklahoma; HUGHES owns the Hughes Villas Apartments in Hughes, Arkansas; MARK TWAIN owns the Mark Twain Senior Community Apartments in Oakland, California; MURFREESBORO owns the Murfreesboro Villas Apartments in Murfreesboro, Arkansas; SPRING VALLEY owns the Spring Valley Terrace Apartments in Mayer, Arizona; and TULSACRESTVIEW owns the Crestview Duplexes in Tulsa, Oklahoma.

         The following tables contain information concerning the Apartment Complexes and the Local Limited Partnerships identified herein:




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                                        2


                                                                                                           LOCAL
                                                                                                           LIMITED
              PROJECT                    ACTUAL OR      ESTIMATED                             PERMANENT    PARTNER-
              NAME AND                   ESTIMATED      DEVELOP-                              MORTGAGE     SHIP'S
LOCAL         NUMBER         LOCATION    CONSTRUCTION   MENT COST     NUMBER OF     BASIC     LOAN         ANTICIPATED YEAR CREDITS
LIMITED       OF             OF          COMPLETION     (INCLUDING    APARTMENT     MONTHLY   PRINCIPAL    TAX CREDITS TO BE FIRST
PARTNERSHIP   BUILDINGS      PROPERTY    DATE           LAND COST)    UNITS         RENTS     AMOUNT       (1)         AVAILABLE

APT. HOUSING  Harbor Run     Theodore    October 1998     $2,320,000  4 1BR units   $226      $341,000     $2,072,153   1998
              Apartments     (Mobile                                 24 2BR units   $284      CB (2)
                             County),                                12 3BR units   $319
              5 buildings    Alabama                                                          $815,000
                                                                                              AHFA
                                                                                              (3)

BRADLEY       Bradley Villas Bradley     January 1998   $1,013,574   8  2BR units   $331      $110,685     $867,500     1998
              Apartments     (Lafayette                              20 2BR units   $348      HB (4)
                             County),
              4 buildings    Arkansas                                                         $400,000
                                                                                              ADFA (5)

CHILLICOTHE   Chillicothe    Chillicothe June 1998     $1,900,000    24 2BR units   $300      $775,000     $1,554,768   1998
              Plaza          (Livingston                              4 3BR units   $335      MHDC (6)
              Apartments     County),
                             Missouri
              7 buildings

EL RENO       Ashton Place   El Reno     August 1998   $5,266,619    60 1BR units   $387      $2,403,000   $4,406,215   1999
              Retirement     (Canadian                               40 2BR units   $462      GAC(8)
              Community      County),
              Apartments     Oklahoma

              26 buildings (7)

HUGHES        Hughes Villas  Hughes      September      $1,000,021   20 2BR units   $398      $384,000     $298,484     1997
              Apartments     (St. Francis   1996                                              ADFA (9)
                             County),
              4 buildings    Arkansas                                                         $384,015
                                                                                              RD (10)

MARK TWAIN    Mark Twain     Oakland     July 1996      $2,564,670   100 Efficiency $338-$407 $1,200,000   $1,019,835   1998
              Senior         (Alameda                                6 1BR units    $415      HSA (12)
              Community      County),
              Apartments     California                                                       $295,957
                                                                                              RACO(13)
              3 buildings
              (7)(11)

MURFREES-     Murfreesboro   Murfreesboro  March 1998   $1,279,746  10  2BR units   $258      $232,019     $1,116,770   1998
BORO          Villas         (Pike County),                         14  2BR units   $294      HB (14)
              Apartments     Arkansas
                                                                                              $400,000
              6 buildings                                                                     ADFA (5)

SPRING VALLEY Spring Valley  Mayer         August 1998  $1,480,057  20 1 BR units   $140-$265 $162,000     $1,102,150   1998
              Terrace        (Yavapai                                                         WMB (15)
              Apartments     County),
                             Arizona                                                          $462,987
              2 buildings                                                                     HAC (16)

TULSA-        Crestview      Tulsa         September    $3,709,000   32 1BR units   $379      $1,070,000   $3,748,880   1998
CRESTVIEW     Duplexes       (Tulsa        1998                      24 2BR units   $463      MFCM (17)
                             County),
              29 building    Oklahoma
              (7)

(1) Low Income Housing Credits are available over a 10-year period. For the year in which the credit first becomes available, Series 5 will receive only that percentage of the annual credit which corresponds to the number of months during which Series 5 was a limited partner of the Local Limited Partnership, and during which the Apartment Complex was completed and in service. See the discussion under "The Low Income Housing Credit" in the Prospectus.

(2) Colonial Bank ("CB") will provide the first mortgage loan for a term of 20 years at an annual interest rate of 9.5%. Principal and interest will be payable monthly, based on a 40-year amortization schedule. Outstanding principal will be due upon maturity.

(3) Alabama Housing Finance Authority ("AHFA"), using HOME funds, will provide the second mortgage loan for a term of 40 years at an annual interest rate of 0.5%. Principal and interest will be payable monthly, based on a 40-year amortization schedule.


WNC6-12/SUPP1297
                                        3


(4) Horizon Bank ("HB") will provide the first mortgage loan for a term of 15 years at an annual interest rate of 9%. Principal and interest will be payable monthly, based on a 15-year amortization schedule.

(5) Arkansas Development Finance Authority ("ADFA"), using HOME funds, will provide the second mortgage loan for a term of 35 years at an annual interest rate of 1%. Principal and interest will be payable annually, based on a 35-year amortization schedule.

(6) Missouri Housing Development Commission ("MHDC") will provide the mortgage loan for a term of 35 years at an annual interest rate of 1%. Principal and interest will be payable monthly, based on a 35-year amortization schedule.

(7) Property designed for senior citizens.

(8) Greystone & Co. ("GAC") will provide the mortgage loan for a term of 18 years at an annual interest rate of 7.8%. Principal and interest will be payable monthly, based on a 30-year amortization schedule. Outstanding principal will be due upon maturity.

(9) ADFA will provide the first mortgage loan for a term of 30 years at an annual interest rate of 6%. Principal and interest will be payable monthly, based on a 30-year amortization schedule.

(10) Rural Development ("RD") will provide the second mortgage loan for a term of 50 years at an annual interest rate of 1%. Principal and interest will be payable monthly, based on a 50-year amortization schedule.

(11) Rehabilitation property.

(12) Home Savings of America ("HSA") will provide the first mortgage loan for a term of 15 years at an annual interest rate of 8.72%. Principal and interest will be payable monthly, based on a 30-year amortization schedule. Outstanding principal will be due upon maturity.

(13) Redevelopment Agency of the City of Oakland ("RACO") will provide the second mortgage loan for a term of 30 years at an annual interest rate of 6%. Principal and interest will be payable from cash flow, based on a 30-year amortization schedule. Outstanding principal will be due upon maturity.

(14) Horizon Bank ("HB") will provide the first mortgage loan for a term of 15 years at an annual interest rate of 10%. Principal and interest will be payable monthly, based on a 15-year amortization schedule.

(15) Washington Mutual Bank, FA ("WMB") will provide the first mortgage loan for a term of 15 years at an annual interest rate equal to the rate established by the Federal Home Loan Bank of San Francisco Community Advance Program plus 2%. Principal and interest will be payable monthly, based on a 30-year amortization schedule. Outstanding principal will be due on maturity.

(16) Human Action for Chandler, an Arizona non-profit corporation dba Coordinated Community Services of Arizona ("HAC"), will provide the second mortgage loan for a term of 20 years at an annual interest rate of 1%. Principal and interest will be payable from available net cash flow. Outstanding principal will be due upon maturity.

(17) Multi Family Capital Markets ("MFCM") will provide the mortgage loan for a term of 18 years at an annual interest rate of 8.3%. Principal and interest will be payable monthly, based on a 30-year amortization schedule. Outstanding principal will be due upon maturity.

Theodore (THEODORE): Theodore (population 6,500) is in Mobile County, in southern Alabama near the Gulf of Mexico, near the intersection of Interstate Highway 10 and U.S. Highway 90, approximately 20 miles southwest of Mobile. The major employers for Theodore residents are Mobile County School System, University of South Alabama and University of South Alabama Medical Facilities.



WNC6-12/SUPP1297
                                       4

Bradley (BRADLEY): Bradley (population 600) is in Lafayette County, in southwestern Arkansas, near the Louisiana and Texas borders, at the intersection of State Highways 29 and 160, approximately 25 miles southeast of Texarkana. The major employers for Bradley residents are Falcon Products (chairs for hotels and restaurants) and Pilgrim's Pride (chicken feed).

Chillicothe (CHILLICOTHE): Chillicothe (population 9,000) is the county seat of Livingston County, and is in north-central Missouri at the intersection of U.S. Highways 36 and 65, approximately 75 miles northeast of Kansas City. The major employers for Chillicothe residents are Hendrick Medical Center, Chillicothe School District, Donaldson Company (air filter manufacturing), and Lambert Manufacturing (gloves/hats).

El Reno (EL RENO): El Reno (population 16,000) is in Canadian County, in central Oklahoma, at the intersection of Interstate Highway 40 and U.S. Highway 81, approximately eight miles from the Oklahoma City limits and approximately 27 miles from the center of Oklahoma City. The major employers for El Reno residents are Federal Aviation Administration, CMI Corporation and Mustang Independent Schools.

Hughes (HUGHES): Hughes (population 1,800) is in St. Francis County, in east-central Arkansas, at the intersection of U.S. Highway 79 and State Highway 38, approximately 25 miles southwest of Memphis, Tennessee. The major employers for Hughes residents are Arkansas Sock and Rag and Bill's Dollar Store.

Oakland (MARK TWAIN): Oakland (population 376,000) is in Alameda County in northern California, approximately 10 miles east of San Francisco. The major employers for Oakland residents are Kaiser Permanente, New United Motor Manufacturing, Inc. and the Port of Oakland.

Murfreesboro (MURFREESBORO): Murfreesboro (population 1,500) is in Pike County, in southwest Arkansas, at the intersection of State Highways 19 and 26, approximately 60 miles southwest of Little Rock. The major employers for Murfreesboro residents are Murfreesboro Diamond (newspaper) and Aalf's Manufacturing Inc. (denim jeans).

Mayer (SPRING VALLEY): Mayer (population 1,800) is in Yavapai County in central Arizona on State Highway 69 near Interstate Highway 17, approximately 20 miles southeast of Prescott. The major employers for Mayer residents are Yavapai County, Yavapai Regional Medical Center, and Caradon Better Built.

Tulsa (TULSA-CRESTVIEW): Tulsa (population 500,000) is the county seat of Tulsa County, and is in eastern Oklahoma, at the intersection of Interstate Highway 44 and U.S. Highway 75. The major employers for Tulsa residents are American Airlines, Southwestern Bell, and Boeing North American.


WNC6-12/SUPP1297
                                        5

                                                                                       SHARING RATIOS:
                                                 LOCAL                                 ALLOCATIONS (4)                  ESTIMATED
                                                 GENERAL                               AND                SERIES  5'S   ACQUISITION
LOCAL           LOCAL                            PARTNER(S)'        SHARING            SALE OR            CAPITAL       FEES PAYABLE
LIMITED         GENERAL          PROPERTY        DEVELOPMENT        RATIOS:            REFINANCING        CONTRIBUTION  TO FUND
PARTNERSHIP     PARTNER(S)       MANAGER (1)     FEE (2)            CASH FLOW (3)      PROCEEDS (5)       (6)           MANAGER

APT. HOUSING    Thomas H.        Apartment       $300,700           WNC: Greater       98.99/.01/1        $1,312,916    $122,000
                Cooksey (7)      Services and                       of 15% or $250     50/50
                                 Management Co.                     LGP: 40% of the
                Apartment        (8)                                balance
                Developers, Inc.                                    The balance:
                (7)                                                 50/50

BRADLEY         Billy Bunn       Bunn Real       $144,920           WNC: $500          99/1               $532,196      $49,000
                (9)              Estate and                         LGP: $1,000        50/50
                                 Property Manage-                   The balance: 50/50
                                 ment Co. (10)

CHILLICOTHE     MBL              The Remas       $231,000           WNC: Greater of    98.99/.01/1        $981,049      $91,000
                Development,     Company                            15% or $500        50/50
                Co. (11)         (12)                               LGP: 40% of the
                                                                    balance
                                                                    The balance: 50/50

EL RENO         Cowen            Insignia        $689,212           WNC: Greater of    99.98/.01/.01      $3,039,985    $282,000
                Properties, Inc  Residential                        20% or $4,000      40/60
                (13)             Group, L.P.                        LGP: 40% of the
                                 (14)                               balance
                                                                    The balance:
                                                                    40/60

HUGHES          Billy Bunn       Southland       $161,000           WNC: $500          99/1               $177,300      $22,000
                (9)              Management Co.                     LGP: $1,000        50/50
                                 (15)                               The balance: 50/50


MARK TWAIN      Thomas P. Lam    Professional    $133,553           WNC: 15%           98.99/.01/1        $683,290      $63,000
                (16)             Apartment                          LGP: 50%           50/50
                                 Management                         The balance:
                                 (17)                               50/50

MURFREESBORO    MIDC             Bunn Real       $184,946           WNC: $500          99/1               $684,474      $63,000
                (18)             Estate and                         LGP: $1,000        50/50
                                 Property Manage-                   The balance: 50/50
                                 ment Co. (10)

SPRING VALLEY   Spring Valley    Kay-Kay Realty  $219,137           WNC: $500          99.98/.01/.01      $716,254      $66,000
                Terrace, Inc.    Corp. (20)                         LGP: $1,000        40/60
                (19)                                                The balance: HAC


TULSA-CRESTVIEW Grace Housing    Barnes Real     $512,108           WNC: Greater of    98.99/.01/1        $2,523,437    $234,000
                Partners, Ltd.   Estate                             15% or $1,500      20/80
                (21)             Services, Inc.                     LGP: 40%
                                 (22)                               The balance: 50/50
                Barnes
                Affordable
                Properties (21)

                New Faith
                Baptist Church
                (21)

(1) The maximum annual management fee payable to the property manager generally is determined pursuant to lender regulations. Each Local General Partner is authorized to employ either itself or one of its Affiliates, or a third party, as property manager for leasing and management of the Apartment Complex so long as the fee therefore does not exceed the amount authorized and approved by the lender for the Apartment Complex.

(2) Each Local Limited Partnership will pay its Local General Partner(s) or an Affiliate of its Local General Partner(s) a development fee in the amount set forth, for services incident to the development and construction of the Apartment Complex, which services include: negotiating the financing commitments for the Apartment Complex; securing necessary approvals and permits for the development and construction of the Apartment Complex; and obtaining allocations of Low Income Housing Credits. This payment will be made in installments after receipt of each installment of the capital contributions made by Series 5.

(3) Reflects the amount of the net cash flow from operations, if any, to be distributed to Series 5 ("WNC") and the Local General Partner(s) ("LGP") of the Local Limited Partnership for each year of operations. Generally, to the extent that the

WNC6-12/SUPP1297
                                        6


specific dollar amounts which are to be paid to WNC are not paid annually, they will accrue and be paid from sale or refinancing proceeds as an obligation of the Local Limited Partnership.

(4) Subject to certain special allocations, reflects the respective percentage interests in profits, losses and Low Income Housing Credits of (a) in the case of APT. HOUSING, CHILLICOTHE, EL RENO, MARK TWAIN, SPRING VALLEY and TULSA-CRESTVIEW (i) Series 5, (ii) WNC Housing, L.P., an Affiliate of the Sponsor which is the special limited partner, and (iii) the Local General Partner(s); and (b) in the case of BRADLEY, HUGHES and MURFREESBORO (i) Series 5 and (ii) the Local General Partner(s).

(5) Reflects the percentage interests of (i) Series 5 and (ii) the Local General Partner(s), in any net cash proceeds from sale or refinancing of the Apartment Complex, after payment of the mortgage loan and other Local Limited Partnership obligations (see, e.g., note 3), and the following, in the order set forth: the capital contributions of Series 5; the capital contribution of WNC Housing, L.P. (if applicable); and the capital contribution of the Local General Partner(s).

(6)  Series  5  will  make  its  capital  contributions  to  the  Local  Limited
Partnership in stages, with each contribution due when certain conditions regarding construction or operations of the Apartment Complex have been fulfilled. See "Investment Policies" and "Terms of the Local Limited Partnership Agreements" under "Investment Objectives and Policies" in the Prospectus.

(7) Thomas H. Cooksey has been involved in real estate development and apartment management since 1980 and is the general partner of partnerships that own apartment complexes located in 65 towns, principally in Alabama. Mr. Cooksey, age 56, has represented to Series 5 that, as of March 1, 1997, he had a net worth in excess of $10,000,000. Apartment Developers, Inc. was formed in 1993 by Mr. Cooksey, Charles Farrow, Jr. and Kay Wallace to act as a corporate general partner of the Local Limited Partnership which owns the Apartment Complex. Mr. Cooksey is the president and owner of the corporation. Apartment Developers, Inc. has represented to Series 5 that its shareholders' equity is nominal.

(8) Apartment Services and Management Co. was formed in 1986. Thomas H. Cooksey is president and owner of 50% of the corporation. Apartment Services and Management Co. manages in excess of 2,700 apartment units, more than 1,750 of which are Tax Credit units.

(9) Billy Bunn, age 45, has represented to Series 5 that, as of April 1, 1997, he had a net worth in excess of $2,000,000.

(10) Bunn Real Estate and Property Management Co. manages in excess of 100 apartment units, more than 25 of which are Tax Credit units.

(11) D. Kim Lingle is the president of MBL Development, Co., which has the primary goal of developing and constructing affordable housing. Ted Scwermer is vice president of MBL Development, Co. and is also the uncle of Mr. Lingle. Mr. Lingle and Mr. Scwermer have a background in banking and development. MBL Development, Co. has represented to Series 5 that, as of December 31, 1996, its total shareholder's equity was in excess of $700,000.

(12) The Remas Company is owned by William F. Gillen, who has 26 years' experience in multi-family and commercial property management. Prior to forming The Remas Company, Mr. Gillen was vice president of administration and operations of Midland Property Management, Inc., a Kansas City-based real estate development and property management firm, where he was employed for 14 years. The Remas Company currently manages seven apartment complexes including three government-subsidized properties.

(13) Cowen Properties, Inc. was formed by E. Allen Cowen, II, who has been involved in real estate development for over 27 years. In 1969 Mr. Cowen formed Allen Construction Company, which was principally involved in multi-family housing projects. He later formed Cowen Properties, Inc., which is primarily involved in Tax Credit housing. Mr. Cowen has developed 24 affordable housing properties. Mr. Cowen, age 53, has represented to Series 5 that, as of August 31, 1997, he had a net worth in excess of $1,200,000.

(14) Insignia Management Group was formed in 1990, with the acquisition of more than 48,000 apartment units in more than 30 states from U. S. Shelter Corporation. In January 1997, Insignia Management Group changed its name to Insignia Residential Group, L.P.

WNC6-12/SUPP1297
                                        7




(15) Southland Management Co. manages in excess of 600 apartment units, more than 300 of which are Tax Credit units.

(16) Thomas P. Lam has been involved in real estate development and management for 20 years. He has developed 28 properties, including five affordable housing developments. Mr. Lam, age 59, has represented to Series 5 that, as of September 23, 1997, he had a net worth in excess of $1,600,000.

(17) Professional Apartment Management ("PAM") was formed in 1969. PAM provides management services for over 5,700 apartment units, more than 600 of which are Tax Credit units.

(18) Murfreesboro Industrial Development Corp. ("MIDC") has represented to Series 5 that, as of July 1, 1997, it had a net worth in excess of $200,000.

(19) Spring Valley Terrace,  Inc. is an Arizona  corporation  owned by HAC.
Sam Cioffi is vice-president and director of HAC. Mr. Cioffi has more than 25 years' experience in housing and community development. Spring Valley Terrace, Inc. has represented to Series 5 that, as of September 30, 1997, it had a nominal net worth. Construction completion and operating deficit guarantees will be provided by HAC. HAC has represented to Series 5 that, as of June 30, 1997, it had unrestricted net assets of approximately $200,000 and temporarily restricted net assets of approximately $3,400,000.

(20) Kay-Kay Realty Corp. is an Arizona corporation which has been managing properties for 18 years in Arizona. The company currently manages ten properties consisting of 560 units. Four of the properties are Tax Credit properties.

(21) Grace Housing Partners, Ltd. was formed in 1996 solely for the purpose of  serving as one of the  general  partners  of  TULSA-CRESTVIEW.  The  general partner of Grace Housing Partners, Ltd. is Aslan Real Estate, Ltd. Barnes Properties, Inc. dba Barnes Affordable Properties was formed in 1983 to own, manage, finance, develop and design multi-family and luxury master-planned communities. Arthur Barnes, chairman of the board, has 36 years' experience in real estate. New Faith Baptist Church was formed in 1979. Grace Housing Partners, Ltd., Barnes Affordable Properties and New Faith Baptist Church have represented to Series 5 that their respective net worths are nominal. Construction completion and operating deficit guarantees will be provided by Bruce A. Hall, Robert Voelker, and Aslan Real Estate, Ltd. Mr. Hall, age 41, has represented to Series 5 that, as of July 31, 1997, he had a net worth in excess of $800,000. Mr. Voelker, age 39, has represented to Series 5 that, as of September 3, 1997, he had a net worth in excess of $700,000. Aslan Real Estate, Ltd. has represented to Series 5 that, as of March 31, 1997, it had a net worth in excess of $2,000,000.

(22) Barnes Real Estate Services, Inc. was formed as DMB Investments,  Inc.
in 1990 to provide management for all phases of multi-family developments. Barnes Real Estate Services, Inc. currently manages in excess of 2,250 apartment units, more than 1,260 of which are Tax Credit units.
